SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 7, 2008 (May 1, 2008)
TRI-ISTHMUS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9663 Santa Monica Blvd., #959
Beverly Hills, California 90210
(Address of Principal Executive Offices) (Zip Code)
(310) 860-2501
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On May 1, 2008 (the “Closing”), SPMC Acquisition Company, an Oklahoma corporation (the “Merger Sub”), was merged with and into Southern Plains Medical Center, Inc., an Oklahoma corporation (the “Target”), with the Target as the surviving corporation (the “Surviving Corporation”), pursuant to an Agreement and Plan of Merger, attached hereto as Exhibit 10.1 (the “Merger Agreement”), by and among the Target, the thirteen shareholders of the Target (each a “Target Shareholder” and collectively, the “Target Shareholders”), and the following indirect and ultimate subsidiaries of Tri-Isthmus Group, Inc., a Delaware corporation (the “Registrant”): RHA Anadarko, LLC, an Oklahoma limited liability company and wholly-owned subsidiary of Rural Health Acquisition, LLC, an Oklahoma limited liability company and indirect subsidiary of the Registrant (the “Parent”); and the Merger Sub, a wholly-owned subsidiary of the Parent.
     In conjunction with the merger of the Merger Sub with and into the Target, the Registrant contributed to RHA (i) 975,000 shares (the “Shares”) of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), through its wholly-owned subsidiary Surgical Center Acquisition Holdings, Inc., a Nevada corporation, and (ii) a cash payment of $910,000, which stock and cash RHA in turn contributed to the Parent as consideration for the merger and to capitalize the Merger Sub.
     Upon Closing, each share of the common stock of the Target (the “Target Common Stock”) outstanding immediately prior to Closing was automatically canceled and retired. In exchange for the cancellation of their shares of Target Common Stock, each of the Target Shareholder’s canceled certificates represents the right to receive, in the aggregate, a total of (i) $100,000 (the “Cash Merger Consideration”) and (ii) 75,000 shares of Common Stock (the “Stock Merger Consideration”). Each share of the common stock of the Merger Sub issued and outstanding immediately prior to Closing was automatically converted into and exchanged for one share of the common stock, par value $0.01 per share, of the Surviving Corporation.
     At Closing, each Target Shareholder received: (i) thirty percent (30%) of the aggregate Cash Merger Consideration that such Target Shareholder was entitled to receive, and (ii) a stock certificate representing twenty-five percent (25%) of the aggregate number of shares of Stock Merger Consideration that such Target Shareholder was entitled to receive. The remaining seventy percent (70%) of the Cash Merger Consideration (the “Deferred Cash Merger Consideration”), and the remaining seventy-five percent (75%) of the Stock Merger Consideration (the “Escrowed Common Stock”) will be escrowed in an account at Compass Bank (the “Escrow Agent”), as provided by the Merger Agreement and in accordance with the Escrow Agreement, which was executed by the parties at Closing (the “Escrow Agreement”).
     Subject to the terms of the Escrow Agreement, and provided that the relevant Target Shareholder is an Eligible Target Shareholder (as that term is defined in the Merger Agreement) on the relevant distribution date: (i) ninety (90) days after Closing and at the end of each of the next eleven (11) ninety (90) day periods thereafter, the Escrow Agent shall distribute to each Eligible Target Shareholder one twelfth (1/12) of the total Deferred Cash Merger Consideration that such Eligible Target Shareholder is entitled to receive; and (ii) on each anniversary of the Closing, the Escrow Agent shall distribute to each Eligible Target Shareholder fifteen percent (15%) of the number of shares of Escrowed Common Stock that such Eligible Target Shareholder is entitled to receive under the terms of the Merger Agreement.

Item 3.02:	Unregistered Sales of Equity Securities
     Pursuant to the terms of the Merger Agreement, the Shares were issued to the Target Shareholders at Closing. Twenty five percent (25%) of the Shares were delivered immediately at Closing and seventy-five percent (75%) of the Shares were held in escrow, as described above in Item 1.01, which is incorporated herein by reference.
     The issuance and sale of the Shares by the Registrant were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Section 4(2) and Regulation D promulgated under the Securities Act (“Regulation D”). The Shares were issued directly by the Registrant and did not involve a public offering or general solicitation. Eight (8) Target Shareholders represented to the Registrant in writing that they are “Accredited Investors,” as that term is defined in Rule 501 of Regulation D, promulgated under the Securities Act (an “Accredited Investor”). Five (5) Target Shareholders represented to the Registrant in writing that they are not Accredited Investors, but each such Target Shareholder who is not an Accredited Investor has represented to the Registrant in writing that he or she, either alone or with his or her purchaser representative(s), has such knowledge and experience in financial business matters that he or she is capable of evaluating the merits and risks of the investment, in accordance with Rule 506 of Regulation D.

Item 9.01.	Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits.

Exhibit No.	Description
10.1*	Agreement and Plan of Merger, dated April 24, 2008

*	Incorporated by reference to Exhibit 10.1 to the Form 8-K, as filed with the SEC on April 30, 2008.

EXHIBITS

Exhibit
Number	Description
10.1*	Agreement and Plan of Merger, dated April 24, 2008

*	Incorporated by reference to Exhibit 10.1 to the Form 8-K, as filed with the SEC on April 30, 2008.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-ISTHMUS GROUP, INC.
Date: May 7, 2008	By:	/s/ Dennis M. Smith
Dennis Smith
Chief Financial Officer